Exhibit 99.1

NEWS RELEASE

Media Contact: Lilly Ackley, ackleyl@magellanhealth.com, (860) 507-1923
Investor Contact: Joe Bogdan, jbogdan@magellanhealth.com, (860) 507-1910

Magellan Health Announces Full Year 2019 Guidance

Scottsdale, Ariz. – December 7, 2018  – Magellan Health, Inc. (NASDAQ: MGLN) announced today its full year 2019 guidance parameters.

$Millions, except per share results	2019 Guidance
	Low	High

Net revenue	$7,200.0	$7,500.0
Income before income taxes	$75.0	$117.0
Net income	$52.0	$79.0
Segment profit (1)	$270.0	$290.0
Adjusted net income (1)	$90.0	$114.0
Per share results:
Earnings per share (2)	$2.14	$3.25
Adjusted earnings per share (1)(2)	$3.70	$4.69

(1)	Refer to the Reconciliation of GAAP to Non-GAAP measures table.
(2)	2019 EPS and Adjusted EPS calculations includes share repurchases and option exercises through December 3rd, 2018 but does not reflect any potential future activity.

The Company expects net revenue in the range of $7.2 to $7.5 billion.  Net income is expected to be in the range of $52 to $79 million, which equates to a diluted earnings per share range of $2.14 to $3.25. Adjusted net income is expected to be in the range of $90 to $114 million, which equates to an adjusted EPS range of $3.70 to $4.69.

“Over the last few years, Magellan Health has evolved considerably by building our successful strategy to focus on the management of complex populations, specialty healthcare and pharmacy,” said Barry M. Smith, chairman and chief executive officer of Magellan Health. “Magellan has significant earnings power in our current portfolio; however, we recognize that our margins are not at industry competitive levels. As a result, we have begun a multi-year margin improvement plan.”

Segment profit for the full year 2019 is expected to be in the range of $270 to $290 million.  The year-over-year segment profit is expected to be favorably impacted by the following drivers:

•	Projected new business effective in 2019 of approximately $600 million in revenue, of which approximately 60 percent has been sold to date;
•	The annualized impact in 2019 of new business revenue sold and implemented during calendar year 2018 of approximately $120 million;
•	Same store growth within existing contracts;
•	Cost of care initiatives in Magellan Complete Care (MCC) of Virginia and other healthcare contracts;
•	Administrative cost reductions related to operational improvement actions; and
•	Pharmacy network rate improvement actions.

These favorable items are expected to be offset by:

•Contract terminations with year-over-year revenue impact of approximately $660 million;

•The previously announced reduction to the Company’s MCC Florida footprint, which will result in the contract providing an immaterial contribution to earnings in 2019; and

•The impact of the lower level of discretionary benefits in 2018, which the Company expects to normalize in 2019.

“We feel confident in our ability to deliver 2019 guidance,” said Jonathan N. Rubin, chief financial officer of Magellan Health.  “Entering the year, we are highly focused on execution of our key business priorities and multi-year profitability improvement.”

The Company is confirming its 2018 full year guidance as detailed in its third quarter 2018 earnings release dated November 7, 2018. Full year 2018 earnings will be reported on February 28, 2019 at 6:30 a.m. Eastern, with a conference call following the earnings release.

Guidance Conference Call

Management will discuss the Company’s full year 2019 guidance parameters on Friday, December 7, 2018 at 8:30 a.m. Eastern. To participate in the conference call, dial 1-800-857-1812 and use passcode “2019 Guidance” approximately 10 minutes before the start of the call. The conference call will also be available live via webcast at Magellan's investor relations page at MagellanHealth.com. A telephonic replay will be available shortly after the conclusion of the call through January 7, 2019. This replay may be accessed by dialing 1-866-357-4211 (domestic) or 1-203-369-0126 (international). A replay of the webcast will also be available at the site listed above for 30 days, beginning approximately two hours after its conclusion.

Basis of Presentation

In addition to results determined under Generally Accepted Accounting Principles (GAAP), Magellan provides certain non-GAAP financial measures that management believes are useful in assessing the Company’s performance. Following is a description of these important non-GAAP measures.

Segment profit is equal to net revenue less the sum of cost of care, cost of goods sold, direct service costs and other operating expenses, and includes income from unconsolidated subsidiaries, but excludes segment profit or loss from non-controlling interests held by other parties, stock compensation expense, special charges or benefits, as well as changes in the fair value of contingent consideration recorded in relation to acquisitions.

Adjusted net income and adjusted earnings per share reflect certain adjustments made for acquisitions completed after January 1, 2013, to exclude non‑cash stock compensation expense resulting from restricted stock purchases by sellers, changes in the fair value of contingent consideration, amortization of identified acquisition intangibles, as well as impairment of identified acquisition intangibles.

Included in the tables issued with this press release are the reconciliations from GAAP measures to the corresponding non-GAAP measures.

About Magellan Health: Magellan Health, Inc., a Fortune 500 company, is a leader in managing the fastest growing, most complex areas of health, including special populations, complete pharmacy benefits and other specialty areas of healthcare. Magellan supports innovative ways of accessing better health through technology, while remaining focused on the critical personal relationships that are necessary to achieve a healthy, vibrant life. Magellan's customers include health plans and other managed care organizations, employers, labor unions, various military and governmental agencies and third-party administrators. For more information, visit MagellanHealth.com.

Forward-Looking Statements

This release is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the Securities and Exchange Commission’s Fair Disclosure Regulation. This release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended, which involve a number of risks and uncertainties, many of which are out of our control. All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including, without limitation, statements regarding reaffirmation of 2018 guidance, 2019 guidance for net revenue, income before income taxes, net income, earnings per share, segment profit, adjusted net income, and adjusted earnings per share, projected new business effective in 2019, same store growth within existing contracts, the annualized impact in 2019 of new business revenue sold and implemented during calendar year 2018, cost of care initiatives in Magellan Complete Care and other Healthcare contracts, administrative cost reductions, pharmacy network rate improvement actions, growth opportunities, business environment, long term opportunities and strategy. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, the possible election of certain of the Company’s customers to manage the healthcare services of their members directly; changes in rates paid to and/or by the Company by customers and/or providers; higher utilization of healthcare services by the Company’s risk members; delays, higher costs or inability to implement new business or other Company initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries; litigation; competition; operational issues; healthcare reform; and general business conditions.

Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission on March 1, 2018, and the Company’s subsequent Quarterly Reports on Form 10-Q filed during 2018. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this release. Segment profit, adjusted net income, and adjusted EPS information referred to herein may be considered a non-GAAP financial measure. Further information regarding these measures, including the reasons management considers this information useful to investors, are included in the Company’s most recent Annual Report on Form 10-K and on subsequent Form 10-Qs.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

FISCAL 2019 GUIDANCE

(In millions, except per share amounts)

	December 7, 2018
	Low	High

Net revenue	$7,200.0	$7,500.0
Income before income taxes	75.0	117.0
Net income	52.0	79.0
Segment profit (1)	270.0	290.0
Adjusted net income (1)	90.0	114.0
Per share results:
Earnings per share (2)	2.14	3.25
Adjusted earnings per share (1)(2)	3.70	4.69

(1)	Refer to the Reconciliation of GAAP to Non-GAAP measures table.
(2)	Based on average fully diluted shares of 24.3 million for December 7, 2018 guidance.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

FISCAL 2019 GUIDANCE

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(In millions, except per share amounts)

	December 7, 2018
	Low	High

Net income attributable to Magellan	$52.0	$79.0
Adjusted for acquisitions starting in 2013
Stock compensation expense	—	—
Changes in fair value of contingent consideration	—	—
Amortization of acquired intangibles	52.0	47.0
Tax impact	(14.0)	(12.0)
Adjusted net income	$90.0	$114.0

Net income per common share attributable to Magellan —Diluted	$2.14	$3.25
Adjusted for acquisitions starting in 2013
Stock compensation expense	—	—
Changes in fair value of contingent consideration	—	—
Amortization of acquired intangibles	2.14	1.93
Tax impact	(0.58)	(0.49)
Adjusted earnings per share	$3.70	$4.69

Reconciliation of income before income taxes to segment profit:
Income before income taxes	$75.0	$117.0
Stock compensation expense	33.0	29.0
Changes in fair value of contingent consideration	—	—
Depreciation and amortization	136.0	126.0
Interest expense	38.0	34.0
Interest income	(12.0)	(16.0)
Segment profit	$270.0	$290.0

(MGLN-GEN)

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